Exhibit 10.101
Gen-Probe Incorporated
Deferred Issuance Restricted Stock Award Grant Notice
(The 2003 Incentive Award Plan)
Gen-Probe Incorporated (the “Company”), pursuant to Section 7 of The 2003 Incentive Award Plan of Gen-Probe Incorporated (the “Plan”), hereby awards to Employee a Deferred Issuance Restricted Stock Award (the “Shares”) as set forth below (the “Award”). This Award shall be evidenced by a Deferred Issuance Restricted Stock Award Agreement (the “Agreement”). This Award is subject to all of the terms and conditions as set forth herein and in the applicable Agreement, and the Plan, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

Employee:	Carl W. Hull
Date of Grant:
Number of Shares Subject to Award:

Vesting Schedule:

Issuance Schedule:	The Shares will be issued in accordance with the issuance schedule set forth in Section 2.4 of the Agreement.
Additional Terms/Acknowledgements: The undersigned acknowledges receipt of, and understands and agrees to, this Grant Notice, the Agreement and the Plan. Employee further acknowledges that as of the Date of Grant, this Grant Notice, the Award Agreement and the Plan set forth the entire understanding between Employee and the Company regarding the acquisition of Shares and supersede all prior oral and written agreements on that subject with the exception of (i) Awards previously granted and delivered to Employee under the Plan, and (ii) the following agreements only:

Other Agreements:	None

Gen-Probe Incorporated	Carl W. Hull

By:

R. William Bowen		Carl W. Hull

Title: Sr. Vice President and General Counsel	Date:

Date:

Attachments:	Gen-Probe Incorporated 2003 Incentive Award Plan and Deferred Issuance Restricted Stock Award Agreement

Attachment I
Gen-Probe Incorporated 2003 Incentive Award Plan
[See Exhibit 10.1 to Gen-Probe’s Current Report on Form 8-K filed on May 19, 2009]

Attachment II
Deferred Issuance Restricted Stock Award Agreement
GEN-PROBE INCORPORATED
2003 INCENTIVE AWARD PLAN
DEFERRED ISSUANCE RESTRICTED STOCK AWARD AGREEMENT
          Pursuant to the Deferred Issuance Restricted Stock Award Grant Notice (the “Grant Notice”) and this Deferred Issuance Restricted Stock Award Agreement (the “Agreement”), Gen-Probe Incorporated (the “Company”) hereby grants to you a deferred issuance restricted stock award pursuant to Section 7 of The 2003 Incentive Award Plan of Gen-Probe Incorporated (the “Plan”) for the number of shares as indicated in the Grant Notice (collectively, the “Award”).
          WHEREAS, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) provides that deferred compensation arrangements (including, in this case, the Award) that do not comply with, among other things, the distribution requirements of Code Section 409A, are subject to an additional 20% tax, plus interest, on the distribution.
          WHEREAS, Code Section 409A provides that the payment of the deferred compensation must not occur prior to: (i) Termination of Service (but “key employees” of publicly traded companies must wait an additional six months), (ii) Disability, (iii) death, (iv) a fixed date (or dates) specified at the time of deferral, (v) a change in control, or (vi) the occurrence of an unforeseeable emergency.
          WHEREAS, you are a “key employee” for purposes of the distribution limitations contained in Code Section 409A and as defined in Code Section 416(i).
          NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:
ARTICLE I
DEFINITIONS
          1.1     General. Terms not explicitly defined in this Agreement but defined in the Plan shall have the same definitions as in the Plan. Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise.
          1.2     Cause. “Cause” shall mean (a) your failure or refusal to perform specific and lawful directions with respect to your service with the Company or a Subsidiary, (b) the commission by you of a felony or the perpetration by you of an act of fraud, dishonesty, or misrepresentation against, or breach of fiduciary duty toward, the Company or a Subsidiary or (c) any willful act or omission by you which is injurious in any material respect to the financial condition or business reputation of the Company or a Subsidiary.

          1.3     Disability. “Disability” means you are (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company.
          1.4     Secretary. “Secretary” shall mean the Secretary of the Company.
          1.5     Termination of Service. “Termination of Service” means your “separation from service” from the Company and its Subsidiaries for purposes of Section 409A of the Code, including that which occurs as a result of Disability or death.
ARTICLE II
DETAILS OF AWARD
          2.1     Purchase Price Consideration. The Award is provided to you in consideration of your past services. Therefore, you are not required to pay a purchase price to receive the Award.
          2.2     Vesting. Subject to the limitations contained herein, your Award will vest as provided in the Grant Notice.
          2.3     Dividends. You shall be entitled to receive payments equal to any cash dividends and other distributions paid with respect to a corresponding number of shares covered by your Award, provided that if any such dividends or distributions are paid in shares, the Fair Market Value of such shares shall be converted into additional shares covered by the Award, and further provided that such additional shares shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the shares subject to the Award with respect to which they relate.
          2.4     Date of Issuance.
                    (a)     The Company will issue to you a number of shares of the Company’s Common Stock equal to the number of vested shares subject to your Award, including any additional shares received pursuant to Section 2.3 above that relate to those vested shares, on the earlier of (i) ________ or (ii) the effective date of your Termination of Service.
                    (b)     Notwithstanding anything to the contrary set forth herein, because you are a “key employee” for purposes of the distribution limitations contained in Code Section 409A and as defined in Code Section 416(i), share issuances to you as a result of your

Termination of Service shall not be made before the date which is six (6) months following the date of your Termination of Service, or, if earlier, the date of your death or Disability.
          2.5     Capitalization Adjustments to Number of Shares. The number of shares of Common Stock subject to your Award may be adjusted from time to time for capitalization adjustments as described in Section 10.3 of the Plan.
          2.6     Securities Law Compliance. You will not be issued any shares of Common Stock under your Award unless the shares are either (a) then registered under the Securities Act of 1933 (the “Securities Act”) or (b) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you will not receive any shares of Common Stock pursuant to your Award if the Company determines that such receipt would not be in material compliance with such laws and regulations.
          2.7     Limitations on Transfer. Your Award is not transferable, except by will or by the laws of descent and distribution. In addition to any other limitation on transfer created by applicable securities laws, you agree not to assign, hypothecate, donate, encumber or otherwise dispose of any interest in any of the shares of Common Stock held by you under the Award until the shares are issued to you in accordance with Section 2.4 of this Agreement. After the shares have been issued to you, you are free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein and applicable securities laws.
          2.8     Corporate Event. If at any time prior to the issuance of the shares, an event as described in subsection 10.3(b) of the Plan occurs, any successor of the Company may assume this Award or substitute a similar stock award. If any surviving corporation or acquiring corporation refuses to assume this Award or substitute a similar stock award in connection with such event, the shares subject to the Award shall fully vest and be issued to you immediately prior to such event.
          2.9     Withholding Obligations.
                    (a)     On or before the time you receive a distribution of shares pursuant to your Award, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and/or any other amounts payable to you, and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or a Subsidiary, if any, which arise in connection with your Award.
                    (b)     Unless the tax withholding obligations of the Company and/or any Subsidiary are satisfied, the Company shall have no obligation to issue a certificate for the shares of Common Stock subject to your Award.
          2.10     Unsecured Obligation. Your Award is unfunded, and as a holder of a vested Award, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares pursuant to this Agreement. You shall not have voting or any other rights as a stockholder of the Company with respect to the shares purchased pursuant to this Agreement until such shares are issued to you pursuant to Section 2.4 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.
          2.11     Vesting Consideration. In consideration of the vesting of the Award, you agree to render faithful and efficient services to the Company or any Subsidiary, with such duties and responsibilities as the Company shall from time to time prescribe. Nothing in the Plan or this Agreement shall confer upon you any right to continue in the service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to discharge you at any time for any reason whatsoever, with or without Cause.
ARTICLE III
OTHER PROVISIONS
          3.1     Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon you, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.
          3.2     Transfers. The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.
          3.3     Lock-Up Period. You hereby agree that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act, you shall not sell or otherwise transfer any shares of Common Stock or other securities of the Company during such period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company (which period shall not be longer than 180 days) following the effective date of a registration statement of the Company filed under the Securities Act.
          3.4     Restrictive Legends and Stop-Transfer Orders.
                    (a)     The share certificate or certificates evidencing the shares of Common Stock issued to you hereunder shall be endorsed with any legends that may be required by state or federal securities laws, if any, as determined by the Company.

                    (b)     You agree that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
                    (c)     The Company shall not be required: (i) to transfer on its books any shares of Common Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such shares of Common Stock or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares shall have been so transferred.
          3.5     Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary, and any notice to be given to you shall be addressed to you at the address given beneath your signature to the Conversion Agreement. By a notice given pursuant to this Section 3.5, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to you shall, if you are then deceased, be given to your personal representative if such representative has previously informed the Company of such representative’s status and address by written notice under this Section 3.5. Any notice shall be deemed duly given when delivered personally or enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) certified or registered mail in a post office or branch post office regularly maintained by the United States Postal Service.
          3.6     Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
          3.7     Construction. This Agreement shall be administered, interpreted and enforced under the laws of the State of California without regard to conflicts of laws principles thereof. You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award. You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.
          3.8     Conformity to Securities Laws. You acknowledge that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
          3.9     Amendments. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Committee by a writing which specifically states that it is amending this

Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Committee reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.
          3.10     Governing Plan Document. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control; provided, however, that Section 2.4 of this Agreement shall govern the timing of any distribution of shares under your Award.
          3.11     Severability. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
          3.12     Effect on Other Employee Benefit Plans. The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating the Employee’s benefits under any employee benefit plan sponsored by the Company or any subsidiary, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Subsidiary’s employee benefit plans.
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